Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES FIRST QUARTER 2024 FINANCIAL AND OPERATING RESULTS

Midland, TX (April 30, 2024) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2024.

FIRST QUARTER 2024 HIGHLIGHTS

•Average production of 273.3 MBO/d (461.1 MBOE/d)
•Net cash provided by operating activities of $1.3 billion; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $1.4 billion
•Cash capital expenditures of $609 million
•Free Cash Flow (as defined and reconciled below) of $791 million
•Declared Q1 2024 base cash dividend of $0.90 per share and a variable cash dividend of $1.07 per share, in each case payable on May 22, 2024; implies an 3.8% annualized yield based on April 29, 2024 closing share price of $205.86
•Repurchased 279,266 shares of common stock in Q1 2024 for $42 million, excluding excise tax (at a weighted average price of $149.50/share)
•Total Q1 2024 return of capital of $396 million; represents ~50% of Q1 2024 Free Cash Flow (as defined and reconciled below) from stock repurchases and the declared Q1 2024 base-plus-variable dividend
•Announced merger with Endeavor Energy Resources, L.P. on February 12, 2024. Diamondback stockholders approved the merger on April 26, 2024. The deal remains subject to regulatory approval and is expected to close in the fourth quarter of 2024.

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the first quarter of 2024.

Total Activity (Gross Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	69	101
Delaware Basin	10	—
Total	79	101

Total Activity (Net Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	67	89
Delaware Basin	9	—
Total	76	89

During the first quarter of 2024, Diamondback drilled 69 gross wells in the Midland Basin and ten gross wells in the Delaware Basin. The Company turned 101 operated wells to production, all in the Midland Basin, with an average lateral length of 11,463 feet. Operated completions during the first quarter consisted of 30 Lower Spraberry wells, 19 Wolfcamp A wells, 16 Jo Mill wells, 15 Wolfcamp B wells, 12 Middle Spraberry wells, six Wolfcamp D wells and three Upper Spraberry wells.

FINANCIAL UPDATE

Diamondback's first quarter 2024 net income was $768 million, or $4.28 per diluted share. Adjusted net income (as defined and reconciled below) was $809 million, or $4.50 per diluted share.

First quarter 2024 net cash provided by operating activities was $1.3 billion.

During the first quarter of 2024, Diamondback spent $580 million on operated and non-operated drilling and completions, $25 million on infrastructure and environmental and $4 million on midstream, for total cash capital expenditures of $609 million.

First quarter 2024 Consolidated Adjusted EBITDA (as defined and reconciled below) was $1.6 billion. Adjusted EBITDA net of non-controlling interest (as defined and reconciled below) was $1.6 billion.

Diamondback's first quarter 2024 Free Cash Flow (as defined and reconciled below) was $791 million.

First quarter 2024 average unhedged realized prices were $75.06 per barrel of oil, $0.99 per Mcf of natural gas and $21.26 per barrel of natural gas liquids ("NGLs"), resulting in a total equivalent unhedged realized price of $50.07 per BOE.

Diamondback's cash operating costs for the first quarter of 2024 were $11.52 per BOE, including lease operating expenses ("LOE") of $6.08 per BOE, cash general and administrative ("G&A") expenses of $0.76 per BOE, production and ad valorem taxes of $2.84 per BOE and gathering, processing and transportation expenses of $1.84 per BOE.

As of March 31, 2024, Diamondback had $876 million in standalone cash and no borrowings under its revolving credit facility, with approximately $1.6 billion available for future borrowings under the facility and approximately $2.5 billion of total liquidity. As of March 31, 2024, the Company had consolidated total debt of $6.8 billion and consolidated net debt (as defined and reconciled below) of $5.9 billion, down from consolidated total debt of $6.8 billion and net debt of $6.2 billion as of December 31, 2023.

DIVIDEND DECLARATIONS

Diamondback announced today that the Company's Board of Directors declared a base cash dividend of $0.90 per common share for the first quarter of 2024 payable on May 22, 2024 to stockholders of record at the close of business on May 15, 2024.

The Company's Board of Directors also declared a variable cash dividend of $1.07 per common share for the first quarter of 2024 payable on May 22, 2024 to stockholders of record at the close of business on May 15, 2024.

Future base and variable dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

COMMON STOCK REPURCHASE PROGRAM

During the first quarter of 2024, Diamondback repurchased 279,266 shares of common stock at an average share price of $149.50 for a total cost of approximately $42 million, excluding excise tax. To date, Diamondback has repurchased 19,337,765 shares of common stock at an average share price of $124.52 for a total cost of approximately $2.4 billion and has approximately $1.6 billion remaining on its current share buyback authorization. Diamondback intends to continue to purchase common stock under the common stock repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the repurchase program may be made from time to time in privately negotiated transactions, or in open market transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements and other factors. Any common stock purchased as part of this program will be retired.

FULL YEAR 2024 GUIDANCE

Below is Diamondback's guidance for the full year 2024, which includes second quarter production, cash tax and capital guidance.

	2024 Guidance	2024 Guidance
	Diamondback Energy, Inc.	Viper Energy, Inc.

Net production - MBOE/d	458 - 466	46.00 - 48.00
Oil production - MBO/d	270 - 275	25.75 - 26.75
Q2 2024 oil production - MBO/d (total - MBOE/d)	271 - 275 (459 - 466)	26.00 - 26.50 (46.50 - 47.25)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$6.00 - $6.50
G&A
Cash G&A	$0.55 - $0.65	$1.00 - $1.20
Non-cash equity-based compensation	$0.40 - $0.50	$0.10 - $0.15
DD&A	$10.50 - $11.50	$11.00 - $11.50
Interest expense (net of interest income)	$1.65 - $1.85	$4.25 - $4.50
Gathering, processing and transportation	$1.80 - $2.00

Production and ad valorem taxes (% of revenue)	~7%	~7%
Corporate tax rate (% of pre-tax income)	23%	20% - 22%
Cash tax rate (% of pre-tax income)	15% - 18%
Q2 2024 Cash taxes ($ - million)	$180 - $220	$13 - $18

Capital Budget ($ - million)
2024 Drilling, completion, capital workovers, and non-operated properties	$2,100 - $2,330
2024 Infrastructure and midstream	$200 - $220
2024 Total capital expenditures	$2,300 - $2,550
Q2 2024 Capital expenditures	$580 - $620

Gross horizontal wells drilled (net)	265 - 285 (244 - 263)
Gross horizontal wells completed (net)	300 - 320 (273 - 291)
Average completed lateral length (Ft.)	~11,500'
FY 2024 Midland Basin well costs per lateral foot	$600 - $650
FY 2024 Delaware Basin well costs per lateral foot	$875 - $925
Midland Basin completed net lateral feet (%)	~90%
Delaware Basin completed net lateral feet (%)	~10%

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2024 on Wednesday, May 1, 2024 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: the completion of the proposed transaction on anticipated terms and timing or at all, including obtaining regulatory approval and satisfying other conditions to the completion of the transaction; uncertainties as to whether the proposed Endeavor transaction, if consummated, will achieve its anticipated benefits and projected synergies within the expected time period or at all; Diamondback’s ability to integrate Endeavor’s operations in a successful manner and in the expected time period; the occurrence of any event, change, or other circumstance that could give rise to the termination of the proposed transaction; risks that the anticipated tax treatment of the proposed transaction is not obtained; unforeseen or unknown liabilities; unexpected future capital expenditures; litigation relating to the proposed transaction; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the pendency, or completion of the proposed transaction on the parties’ business relationships and business generally; risks that the proposed transaction disrupts current plans and operations of Diamondback or Endeavor and their respective management teams and potential difficulties in retaining employees as a result of the proposed transaction; the risks related to Diamondback’s financing of the proposed transaction; potential negative effects of the pendency or completion of the proposed transaction on the market price of Diamondback’s common stock and/or operating results; rating agency actions and Diamondback’s ability to access short- and long-term debt markets on a timely and affordable basis; changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial markets; concerns over a potential economic slowdown or recession; inflationary pressures; rising interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors/; and those risks more fully described in the definitive proxy statement on Schedule 14A filed with the SEC in connection with the proposed transaction.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$896	$582
Restricted cash	3	3
Accounts receivable:
Joint interest and other, net	208	192
Oil and natural gas sales, net ($132 million and $109 million related to Viper)	734	654
Income tax receivable	—	1
Inventories	57	63
Derivative instruments	7	17
Prepaid expenses and other current assets	43	109
Total current assets	1,948	1,621
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($8,455 million and $8,659 million excluded from amortization at March 31, 2024 and December 31, 2023, respectively) ($4,649 million and $4,629 million and $1,719 million and $1,769 million excluded from amortization related to Viper)	43,240	42,430
Other property, equipment and land	675	673
Accumulated depletion, depreciation, amortization and impairment ($913 million and $866 million related to Viper)	(16,891)	(16,429)
Property and equipment, net	27,024	26,674
Equity method investments	529	529
Derivative instruments	7	1
Deferred income taxes, net	61	45
Investment in real estate, net	83	84
Other assets	38	47
Total assets	$29,690	$29,001
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$243	$261
Accrued capital expenditures	570	493
Other accrued liabilities	337	475
Revenues and royalties payable	732	764
Derivative instruments	102	86
Income taxes payable	134	29
Total current liabilities	2,118	2,108
Long-term debt ($1,094 million and $1,083 million related to Viper)	6,629	6,641
Derivative instruments	144	122
Asset retirement obligations	266	239
Deferred income taxes	2,502	2,449
Other long-term liabilities	12	12
Total liabilities	11,671	11,571
Stockholders’ equity:
Common stock, $0.01 par value; 400,000,000 shares authorized; 178,339,978 and 178,723,871 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	14,251	14,142
Retained earnings (accumulated deficit)	2,705	2,489
Accumulated other comprehensive income (loss)	(8)	(8)
Total Diamondback Energy, Inc. stockholders’ equity	16,950	16,625
Non-controlling interest	1,069	805
Total equity	18,019	17,430
Total liabilities and stockholders' equity	$29,690	$29,001

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended March 31,
	2024	2023
Revenues:
Oil, natural gas and natural gas liquid sales	$2,101	$1,902
Sales of purchased oil	116	—
Other operating income	10	23
Total revenues	2,227	1,925
Costs and expenses:
Lease operating expenses	255	192
Production and ad valorem taxes	119	155
Gathering, processing and transportation	77	68
Purchased oil expense	117	—
Depreciation, depletion, amortization and accretion	469	403
General and administrative expenses	46	40
Merger and integration expense	12	8
Other operating expenses	14	34
Total costs and expenses	1,109	900
Income (loss) from operations	1,118	1,025
Other income (expense):
Interest expense, net	(46)	(46)
Other income (expense), net	4	53
Gain (loss) on derivative instruments, net	(48)	(93)
Gain (loss) on extinguishment of debt	2	—
Income (loss) from equity investments, net	2	14
Total other income (expense), net	(86)	(72)
Income (loss) before income taxes	1,032	953
Provision for (benefit from) income taxes	223	207
Net income (loss)	809	746
Net income (loss) attributable to non-controlling interest	41	34
Net income (loss) attributable to Diamondback Energy, Inc.	$768	$712

Earnings (loss) per common share:
Basic	$4.28	$3.88
Diluted	$4.28	$3.88
Weighted average common shares outstanding:
Basic	178,477	181,988
Diluted	178,477	181,988

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$809	$746
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	52	97
Depreciation, depletion, amortization and accretion	469	403
(Gain) loss on extinguishment of debt	(2)	—
(Gain) loss on derivative instruments, net	48	93
Cash received (paid) on settlement of derivative instruments	(4)	1
(Income) loss from equity investment, net	(2)	(14)
Equity-based compensation expense	14	11
Other	16	(34)
Changes in operating assets and liabilities:
Accounts receivable	(95)	(36)
Income tax receivable	12	95
Prepaid expenses and other current assets	89	—
Accounts payable and accrued liabilities	(110)	(26)
Income taxes payable	70	17
Revenues and royalties payable	(35)	60
Other	3	12
Net cash provided by (used in) operating activities	1,334	1,425
Cash flows from investing activities:
Drilling, completions and infrastructure additions to oil and natural gas properties	(605)	(622)
Additions to midstream assets	(4)	(35)
Property acquisitions	(153)	(880)
Proceeds from sale of assets	12	264
Other	(1)	(6)
Net cash provided by (used in) investing activities	(751)	(1,279)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities	90	1,696
Repayments under credit facilities	(80)	(989)
Repayment of senior notes	(25)	—
Repurchased shares under buyback program	(42)	(332)
Repurchased shares/units under Viper's buyback program	—	(34)
Proceeds from partial sale of investment in Viper Energy, Inc.	451	—
Dividends paid to stockholders	(548)	(542)
Dividends/distributions to non-controlling interest	(44)	(34)
Other	(71)	(22)
Net cash provided by (used in) financing activities	(269)	(257)
Net increase (decrease) in cash and cash equivalents	314	(111)
Cash, cash equivalents and restricted cash at beginning of period	585	164
Cash, cash equivalents and restricted cash at end of period	$899	$53

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Production Data:
Oil (MBbls)	24,874	25,124	22,624
Natural gas (MMcf)	50,602	50,497	47,388
Natural gas liquids (MBbls)	8,653	9,016	7,730
Combined volumes (MBOE)(1)	41,961	42,556	38,252

Daily oil volumes (BO/d)	273,341	273,087	251,378
Daily combined volumes (BOE/d)	461,110	462,565	425,022

Average Prices:
Oil ($ per Bbl)	$75.06	$76.42	$73.11
Natural gas ($ per Mcf)	$0.99	$1.29	$1.46
Natural gas liquids ($ per Bbl)	$21.26	$19.96	$23.16
Combined ($ per BOE)	$50.07	$50.87	$49.72

Oil, hedged ($ per Bbl)(2)	$74.13	$75.59	$72.05
Natural gas, hedged ($ per Mcf)(2)	$1.36	$1.31	$1.96
Natural gas liquids, hedged ($ per Bbl)(2)	$21.26	$19.96	$23.16
Average price, hedged ($ per BOE)(2)	$49.97	$50.40	$49.72

Average Costs per BOE:
Lease operating expenses	$6.08	$5.97	$5.02
Production and ad valorem taxes	2.84	2.44	4.05
Gathering, processing and transportation expense	1.84	1.83	1.78
General and administrative - cash component	0.76	0.59	0.76
Total operating expense - cash	$11.52	$10.83	$11.61

General and administrative - non-cash component	$0.34	$0.33	$0.29
Depreciation, depletion, amortization and accretion per BOE	$11.18	$11.02	$10.54
Interest expense, net	$1.10	$0.87	$1.20
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and integration expenses, other non-cash transactions and provision for (benefit from) income taxes, if any. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Further, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net income (loss) attributable to Diamondback Energy, Inc.	$768	$960	$712
Net income (loss) attributable to non-controlling interest	41	51	34
Net income (loss)	809	1,011	746
Non-cash (gain) loss on derivative instruments, net	44	(147)	94
Interest expense, net	46	37	46
Depreciation, depletion, amortization and accretion	469	469	403
Depreciation and interest expense related to equity method investments	23	18	18
(Gain) loss on extinguishment of debt	(2)	—	—
Non-cash equity-based compensation expense	21	21	16
Capitalized equity-based compensation expense	(7)	(7)	(5)
Merger and integration expenses	12	—	8
Other non-cash transactions	1	12	(46)
Provision for (benefit from) income taxes	223	264	207
Consolidated Adjusted EBITDA	1,639	1,678	1,487
Less: Adjustment for non-controlling interest	89	82	67
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$1,550	$1,596	$1,420

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, merger and integration expense, other non-cash transactions and related income tax adjustments, if any. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors. Further, in order to allow investors to compare the Company's performance across periods, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended March 31, 2024
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$768	$4.28
Net income (loss) attributable to non-controlling interest	41	0.22
Net income (loss)(1)	809	4.50
Non-cash (gain) loss on derivative instruments, net	44	0.25
(Gain) loss on extinguishment of debt	(2)	(0.01)
Merger and integration expense	12	0.06
Other non-cash transactions	1	0.01
Adjusted net income excluding above items(1)	864	4.81
Income tax adjustment for above items	(12)	(0.06)
Adjusted net income(1)	852	4.75
Less: Adjusted net income attributable to non-controlling interest	43	0.25
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$809	$4.50

Weighted average common shares outstanding:
Basic		178,477
Diluted		178,477
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $5 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES AND FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a non-GAAP financial measure, is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company believes that Free Cash Flow are useful to investors as they provide measures to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis as adjusted for non-recurring early settlements of commodity derivative contracts. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes, Free Cash Flow may not be comparable to other similarly titled measures of other companies. The Company uses Free Cash Flow to reduce debt, as well as return capital to stockholders as determined by the Board of Directors.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measure of Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes and Free Cash Flow
(unaudited, in millions)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$1,334	$1,425
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(95)	(36)
Income tax receivable	12	95
Prepaid expenses and other current assets	89	—
Accounts payable and accrued liabilities	(110)	(26)
Income taxes payable	70	17
Revenues and royalties payable	(35)	60
Other	3	12
Total working capital changes	(66)	122
Operating cash flow before working capital changes	1,400	1,303
Drilling, completions and infrastructure additions to oil and natural gas properties	(605)	(622)
Additions to midstream assets	(4)	(35)
Total Cash CAPEX	(609)	(657)
Free Cash Flow	$791	$646

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt (excluding debt issuance costs, discounts, premiums and fair value hedges) less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	March 31, 2024	Net Q1 Principal Borrowings/(Repayments)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(in millions)
Diamondback Energy, Inc.(1)	$5,669	$(28)	$5,697	$5,697	$6,040	$6,426
Viper Energy, Inc.(1)	1,103	10	1,093	680	654	700
Total debt	6,772	$(18)	6,790	6,377	6,694	7,126
Cash and cash equivalents	(896)		(582)	(827)	(18)	(46)
Net debt	$5,876		$6,208	$5,550	$6,676	$7,080
(1)    Excludes debt issuance costs, discounts, premiums and fair value hedges.

DERIVATIVES

As of April 26, 2024, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper Energy, Inc. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Long Puts - Crude Brent Oil	110,000	80,000	53,000	11,000
Long Put Price ($/Bbl)	$55.45	$55.25	$56.04	$60.00
Deferred Premium ($/Bbl)	$-1.49	$-1.55	$-1.57	$-1.39
Long Puts - WTI (Magellan East Houston)	32,000	28,000	20,000	8,000
Long Put Price ($/Bbl)	$55.63	$56.07	$58.00	$60.00
Deferred Premium ($/Bbl)	$-1.56	$-1.58	$-1.68	$-1.68
Long Puts - WTI (Cushing)	39,000	51,000	48,000	22,000
Long Put Price ($/Bbl)	$59.23	$57.65	$57.50	$57.73
Deferred Premium ($/Bbl)	$-1.49	$-1.54	$-1.67	$-1.71
Costless Collars - WTI (Cushing)	6,000	4,000	4,000	—
Long Put Price ($/Bbl)	$65.00	$55.00	$55.00	—
Short Call Price ($/Bbl)	$95.55	$93.66	$93.66	—
Basis Swaps - WTI (Midland)	12,000	12,000	12,000	—
	$1.19	$1.19	$1.19	—
Roll Swaps - WTI	40,000	40,000	40,000	—
	$0.82	$0.82	$0.82	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q2 2024	Q3 2024	Q4 2024	FY 2025
Costless Collars - Henry Hub	290,000	290,000	290,000	270,000
Long Put Price ($/Mmbtu)	$2.83	$2.83	$2.83	$2.50
Ceiling Price ($/Mmbtu)	$7.52	$7.52	$7.52	$5.42
Natural Gas Basis Swaps - Waha Hub	380,000	380,000	380,000	330,000
	$-1.18	$-1.18	$-1.18	$-0.70

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com